Board of Directors
Vivid Learning Systems, Inc.
Richland, WA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of Vivid Learning Systems, Inc. on Form S-8 of our report dated December 27, 2005, relating to the financial statements of Vivid Learning Systems, Inc. as of September 30, 2005, which report appears in the annual report on Form 10-KSB of Vivid Learning Systems, Inc.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

January 30, 2006